Exhibit 10.10

PROMISSORY NOTE

$100,000

As of December 4, 2007

New York, New York

ORACLE HEALTHCARE ACQUISITION CORP. (“Maker”) promises to pay to the order of Larry N. Feinberg (the “Payee”) the principal sum of one hundred thousand Dollars ($100,000) in lawful money of the United States of America, or so much thereof as shall be advanced by Payee to Maker, on the terms and conditions described below. Capitalized terms use but not otherwise defined herein have the meanings ascribed to them in Maker’s Amended and Restated Certificate of Incorporation.

1. Principal.

(a) The principal balance and any accrued but unpaid interest under this Note shall be repayable on the earlier of (i) the date on which the Trust Account is released to Maker in connection with the consummation by Maker of a Business Combination or (ii) the date on which Maker is liquidated as required by Article V(d) of Maker’s Amended and Restated Certificate of Incorporation; provided, however, that Maker shall not be obligated to repay this Note if the repayment of this Note would reduce the amount of cash or securities held in the Trust Account.

(b) This Note evidences loans made by Payee to Maker from time to time. The unpaid principal balance of this Note at any time shall be the total amount advanced by Payee to Maker, less the total amount of principal payments made hereon by Maker. The date and amount of each such loan and each payment on account of principal thereof may be endorsed by Payee on the grid attached to and made a part of this Note, and when so endorsed shall represent evidence thereof binding upon Maker in the absence of manifest error. Any failure by Payee to so endorse shall in no way mitigate or discharge the obligation of Maker to repay any loans actually made.

2. Interest. Maker agrees to pay interest at a rate per annum equal to 5.1% (compounded annually) from the date hereof on the unpaid principal amount hereof. Interest shall be paid annually in arrears on each anniversary of the date hereof (or, if not a business day, on the next succeeding business day) or, at the Maker’s option, shall be added to the principal balance of this Note (and shall accrue interest from and after such payment date at the same rate as all other principal hereunder).

3. Events of Default. Each of the following shall constitute an Event of Default:

(a) Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the date when due. A “business day” for these purposes means any weekday on which banking or trust institutions in New York are not authorized generally or obligated by law, regulation or executive order to close.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

4. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 3(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 3(b) and 3(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

5. No Recourse to Trust Fund. Payee, on behalf of themselves and their successors and assigns, hereby acknowledges and agrees that under no circumstance shall Payee have any right, title or interest in or to any of the funds in the Trust Account, notwithstanding the fact that such funds were received for the purchase and sale of securities of Maker, or any funds distributed from the Trust Account other than in a Business Combination Distribution (as defined below), and that their sole recourse for repayment of any and all amounts due under the Note shall be against the assets or properties of Maker never deposited into the Trust Account or distributed to Maker from the Trust Account in a Business Combination Distribution. Payee hereby irrevocably waives any claim that they might have to funds in the Trust Account, and any funds distributed from the Trust Account other than in a Business Combination Distribution, at law or in equity, agrees not to make any such claim, and agrees to indemnify and hold Maker harmless from any such claim. For purposes of this Section 5, a “Business Combination Distribution” means a distribution from the Trust Account in connection with the consummation of a Business Combination pursuant to the Trust Agreement.

6. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment.

7. Unconditional Liability. Maker and all endorsers and guarantors of, and sureties for, this Note waive all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agree that liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

8. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service provided receipted delivery, or (iv) sent by facsimile, to the principal office of Maker or the home address of Payee as indicated on the books and records of Maker. Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, or (iv) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

9. Assignment. No assignment of this Note or of any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consents shall be void.

10. Construction. This Note shall be governed by, construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the authorized officer named below the day and year first above written.

ORACLE HEALTHCARE ACQUISITION CORP.

/s/ Mark A. Radzik
By: Mark A. Radzik Title: Chief Financial Officer and Secretary

Accepted and agreed as of the date

first written above:

Larry N. Feinberg

/s/ Larry N. Feinberg
By: Larry N. Feinberg

LOANS AND PAYMENTS OF PRINCIPAL

Date	Loan No.	Amount of Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation Made By